Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Relypsa, Inc. 2013 Equity Incentive Award Plan, the 2013 Employee Stock Purchase Plan and the 2014 Employment Commencement Incentive Plan, as amended, of our report dated February 25, 2016, with respect to the consolidated financial statements of Relypsa, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
February 25, 2016